UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02	Results of Operations and Financial Condition.

On December 10, 2018, CalAmp Corp. (the “Company”) issued a press release announcing the Company’s updated guidance for the third quarter ended November 30, 2018. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report pursuant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information in this Item of Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01

Other Events.

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018 and Quarterly Report on Form 10-Q, including for the quarter ended August 31, 2018 as filed with the Securities and Exchange Commission (“SEC”) on September 27, 2018, Tracker Connect (Pty) LTD (“Tracker”), the licensee in South Africa of LoJack, a wholly-owned subsidiary of the Company, commenced mandatory and binding arbitration proceedings in December 2016 against LoJack’s wholly-owned subsidiary, LoJack Equipment Ireland DAC (“LJEI”). On December 6, 2018, the arbitral tribunal issued its confidential final ruling by awarding $6.2 million to Tracker.

The Tracker arbitration was related to the EVE Energy Co., Ltd. (“EVE”) battery claim previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018 and Quarterly Reports on Form 10-Q filed with the SEC. On October 27, 2014, LoJack and LJEI, commenced arbitration proceedings against EVE by filing a notice of arbitration with a tribunal (the “Tribunal”) before the Hong Kong International Arbitration Centre. LoJack and LJEI alleged that EVE breached representations and warranties made in supply agreements relating to the quality and performance of battery packs supplied by EVE. On June 2, 2017, the Company was notified that the Tribunal rendered a decision and awarded damages to LoJack and LJEI (the “Damage Award”). On June 9, 2017, the Company entered into a settlement agreement with EVE and its controlling shareholder EVE Holdings Limited to resolve the Damage Award by having EVE Holdings Limited, make payments to us in the aggregate amount of approximately $46.6 million, which amount is net of attorneys’ fees and insurance subrogation payment (the “Settlement”).

As of November 30, 2018, we had received approximately $44.1 million of the Settlement. The Settlement amounts are reported upon receipt as other non-operating income in our consolidated statement of comprehensive income for the fiscal year ended February 28, 2018 and the nine months ended November 30, 2018. We expect to receive the remaining $2.5 million in installments in the fourth quarter ending February 28, 2019.

At this time, the Company is pleased to report that all outstanding legal matters related to the EVE and Tracker matters are complete.

This Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include statements that address legal matters related to our expected financial performance, and are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Risks and uncertainties related to these forward-looking statements are detailed in our periodic public filings with the SEC, including our Annual Report on Form 10-K for the year ended February 28, 2018, filed with the SEC on May 10, 2018. You may obtain these filings for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated December 10, 2018, announcing the Company’s updated guidance for the third quarter ended November 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant
By:	/s/ Kurtis Binder Kurtis Binder Executive Vice President and Chief Financial Officer

Dated: December 10, 2018